EXHIBIT 99.2

Official Pillowtex, LLC
(A Limited Liability Company)

Financial Statements

Official Pillowtex, LLC

Financial Statements (unaudited)
Nine Months Ended September 30, 2007 and 2006

Official Pillowtex, LLC

Contents

Financial statements:
Balance sheets	3
Statements of income and changes in members’ capital	4
Statements of cash flows	5
Notes to financial statements	6-14

Official Pillowtex, LLC

Balance Sheets

	September 30, 2007 (unaudited)	December 31, 2006
Assets
Current:
Cash and cash equivalents	$12,976,570	$8,453,962
Royalty and marketing receivables	1,280,826	989,533
Prepaid expenses	-	3,000
Total current assets	14,257,396	9,446,495
Trademarks	85,782,345	85,634,046
Other assets	158,975	491,402
	$100,198,716	$95,571,943
Liabilities and Members’ Capital
Current liabilities:
Current portion of note payable	$14,625,000	$11,126,349
Deferred income	1,373,935	1,622,750
Accrued expenses	1,275,285	535,470
Total current liabilities	17,274,220	13,284,569
Long-term liabilities:
Non-current deferred income	11,200,000	8,800,000
Note payable, net of current	31,498,651	40,873,651
Total long-term liabilities	42,698,651	49,673,651
Total liabilities	59,972,871	62,958,220
Commitments and contingencies
Members’ capital:
Members’ capital	40,320,941	32,432,329
Other comprehensive income (loss)	(95,096)	181,394
Total members’ capital	40,225,845	32,613,723
	$100,198,716	$95,571,943

See accompanying notes to financial statements.

Official Pillowtex, LLC

Statements of Income and Changes in Members’ Capital
(Unaudited)

Nine months ended September 30,	2007	2006
Royalty and marketing income	$17,101,966	$13,560,057
Costs and expenses:
Amortization expense	41,308	27,900
Bad debts	115,687	-
Brand management fees	787,523	860,188
Marketing expense	198,776	320,025
Payroll expense	183,985	147,199
Professional fees	247,422	74,239
Travel	31,126	38,090
Miscellaneous expenses	102,377	90,714
Total costs and expenses	1,708,204	1,558,355
Operating income	15,393,762	12,001,702
Other income (expenses):
Interest income	484,686	398,731
Interest expense	(2,648,732)	(3,036,148)
Total other expense	(2,164,046)	(2,637,417)
Income before income tax expense	13,229,716	9,364,285
Income tax expense - local	(131,887)	(131,250)
Income tax expense - foreign	(48,931)	(53,627)
Net income	13,048,898	9,179,408
Other comprehensive income	(276,490)	203,630
Total comprehensive income	$12,772,408	$9,383,038

Net income	$13,048,898	$9,179,408
Members’ capital, beginning of period	32,432,329	29,693,251
Distributions	(5,160,286)	(6,200,000)
Members’ capital, end of period	$40,320,941	$32,672,659

See accompanying notes to financial statements.

Official Pillowtex, LLC

Statements of Cash Flows
(Unaudited)

Nine months ended September 30,	2007	2006
Cash flows from operating activities:
Net income	$13,048,898	$9,179,408
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization	98,960	85,552
Change in fair value of derivatives	(276,490)	203,630
Changes in operating assets and liabilities:
Royalty and marketing receivables	(291,293)	(123,509)
Prepaid expenses	3,000	18,000
Other assets	276,490	(203,630)
Accrued expenses	739,815	136,259
Deferred income	2,151,185	540,422
Net cash provided by operating activities	15,750,565	9,836,132
Cash flows from investing activities:
Capital expenditures	(2,315)	(1,141)
Purchase of trademarks	(189,007)	(109,825)
Net cash used in investing activities	(191,322)	(110,966)
Cash flows from financing activities:
Principal payments on long-term obligations	(5,876,349)	(5,250,000)
Distributions	(5,160,286)	(6,200,000)
Net cash used in financing activities	(11,036,635)	(11,450,000)
Net increase (decrease) in cash and cash equivalents	4,522,608	(1,724,834)
Cash and cash equivalents, beginning of period	8,453,962	10,938,601
Cash and cash equivalents, end of period	$12,976,570	$9,213,767
Supplemental disclosure of cash flow information:
Cash paid for interest	$1,701,700	$2,978,496
Cash paid for income taxes	$231,429	$59,009

See accompanying notes to financial statements.

Official Pillowtex, LLC

Notes to Unaudited Financial Statements

1.	Organization and Business Purpose
Official Pillowtex, LLC (the “Company”) is a Delaware limited liability company formed on October 3, 2003, to acquire, manage, license, and market tradenames, trademarks, service marks, and other intellectual property. Pursuant to an Asset Purchase Agreement, dated as of July 29, 2003, as amended and restated on October 2, 2003, the Company acquired the Pillowtex trademarks from Pillowtex Corporation for $85,000,000. The acquisition was financed by Members’ contributions. The principal trademarks acquired include Royal Velvet, Cannon, Fieldcrest, and Charisma.

2.	Summary of Significant Accounting Policies	Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an initial maturity of three months or less to be cash equivalents.

The Company has all of its cash in a major financial institution insured up to $100,000 by the Federal Deposit Insurance Corporation (“FDIC”). Although amounts at times may exceed the FDIC limits, the Company has not experienced any losses on this account.

Official Pillowtex, LLC

Notes to Unaudited Financial Statements

Income Taxes

The Company is a limited partnership for federal income tax purposes. Consequently, the Company is not taxable as an entity under the Internal Revenue Code. Therefore, no provision for federal or state income taxes has been made. Revenues and expenses recognized by the Company for tax reporting purposes are allocated to the individual equity members based on the Operating Agreement (the “Agreement”) between the Company and its members, for inclusion in their individual income tax returns. The Company is subject to local income taxes in the city in which its sales office is domiciled, where applicable. In addition, the Company is also subject to foreign income tax withholding in certain jurisdictions.

The company uses the asset and liability approach of accounting for income taxes and provides deferred income taxes for temporary differences that will result in taxable or deductible amounts in future years based on the reporting of certain costs in different periods for financial statements and income tax purposes. Valuation allowances are recorded when uncertainty regarding their realizability exists.

Members’ Distributions

Since the members are obligated to pay federal and certain state income taxes on their share of Company earnings, the Company expects to make distributions in amounts sufficient to meet the members’ tax obligations. Distributions are made in proportion to the members’ capital accounts.

Allocations of Income or Loss
Income or loss is allocated to the members based upon their proportionate ownership interest as set forth in the Agreement.

Official Pillowtex, LLC

Notes to Unaudited Financial Statements

Revenue Recognition

The Company has entered into various trade name license agreements that provide revenues based on minimum royalties and additional revenues based on a percentage of defined sales. Minimum royalty revenue is recognized on a straight-line basis over each period, as defined, in each license agreement. Royalties exceeding the defined minimum amounts are recognized as income during the period corresponding to the licensee’s sales.

Allowances for chargebacks, returns and other charges are recorded at the sales date based on customer specific projections as well as historical rates of such allowances.

Concentrations of Credit Risk

Financial instruments, that potentially subject the Company to concentrations of credit risk, consist principally of royalty accounts receivable. Exposure to credit losses is monitored by the Company, and allowances for anticipated losses are maintained when appropriate.

Deferred Income Deferred income consists of royalty revenues and contractual marketing payments received in advance.

Each quarter, most licensees remit advanced marketing payments to the Company. These payments are calculated as a percentage of sales as determined by the licensing agreement and are used by the Company to promote the Pillowtex trademarks through advertising. Advanced marketing payments received are deferred and recorded as a component of royalty and marketing income as related marketing expenses are incurred.

Marketing

Certain of the Company's licensees fund their own advertising programs. For the other licensees, the Company collects advanced marketing payments. These payments are recorded as revenue in Royalty and Marketing Revenue and expense in Costs and Expenses once the advertisement is run.

Official Pillowtex, LLC

Notes to Unaudited Financial Statements

Trademarks

Trademarks consists of the original purchase price of the trademarks. Costs incurred to register the trademarks in new territories, and legal and other expenses incurred to protect the trademarks are capitalized. In accordance with the Financial Accounting Standards Board's (“FASB”) Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets” (“SFAS No. 142”), the Company has determined that the trademarks have indefinite lives and thus does not amortize the trademarks. The trademarks are assessed for impairment at least annually, or when events indicate that impairment may exist. During 2006, the Company performed the SFAS No. 142 impairment tests and determined that no impairment of the trademark intangible assets existed. Capitalized trademark expenses at September 30, 2007 and December 31, 2006 were $782,345 and $634,046.

Deferred Financing Costs

The Company incurred costs (primarily professional fees) in connection with financing that occurred during 2005. These costs have been deferred and are being amortized over the life of the debt (5 years). At September 30, 2007 and December 31, 2006, deferred financing costs amounted to $250,883 and $308,535, net of amortization of $152,044 and $94,392, respectively, and are included in other assets.

Official Pillowtex, LLC

Notes to Unaudited Financial Statements

Recent Financial Accounting Standards

In September 2006, the FASB also issued SFAS No. 157, “Fair Value Measurements” (“SFAS No. 157”), which provides enhanced guidance for using fair value to measure assets and liabilities. SFAS No. 157 also requires expanded information about the extent to which companies measure assets and liabilities at fair value, the information used to measure fair value, and the effect of fair value measurements on earnings. The standard applies whenever other standards require (or permit) assets or liabilities to be measured at fair value. The standard does not expand the use of fair value in any new circumstances. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company does not believe that the adoption of SFAS No. 157 will have a material impact on its financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS No. 159”), which provides companies with an option to report selected financial assets and liabilities at fair value. The standard’s objective is to reduce both complexity in accounting for financial instruments and the volatility in earnings caused by measuring related assets and liabilities differently. SFAS No. 159 also establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year beginning after November 15, 2007. With certain limitations, early adoption is permitted. The Company is evaluating whether to adopt this new statement.

Official Pillowtex, LLC

Notes to Unaudited Financial Statements

In June 2006, the FASB ratified the Emerging Issues Task Force (“EITF”) position EITF 06-3, “How Taxes Collected from Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement (That Is, Gross versus Net Presentation)” (“EITF No. 06-3”), that addresses disclosure requirements for taxes assessed by a governmental authority that is both imposed on and concurrent with a specific revenue-producing transaction between a seller and a customer, and may include, but is not limited to, sales, use, value-added, and some excise taxes. EITF No. 06-3 requires disclosure of the method of accounting for the applicable assessed taxes, and the amount of assessed taxes that are included in revenues if they are accounted for under the gross method. The provisions of EITF No. 06-3 are effective for interim and annual reporting periods beginning after December 15, 2006, with earlier application permitted. Taxes are withheld by licensees on income earned in foreign countries but reported on a gross basis. The Company has applied the provisions of this statement beginning with the fiscal year ending December 31, 2007.

3.	Major Customers
The Company had two significant licensees in the nine months ended September 30, 2007. They accounted for approximately 60% and 19% of royalty and marketing income in 2007, and 47% and 30% in 2006. The total royalty and marketing receivables for these two licensees as of September 30, 2007 and December 31, 2006 was $685,192 and $206,176, respectively.

At September 30, 2007 and December 31, 2006 royalty and marketing receivables also includes $500,000 due from a single licensee.

4.	Note Payable
In 2005, the Company signed a $60,000,000 note payable with a bank, bearing interest at LIBOR plus 2%, collateralized by the assets of the Company, due in quarterly payments through December 31, 2010. The agreement requires the Company to maintain certain financial and nonfinancial covenants. The Company was in compliance with all such covenants at September 30, 2007.

Future payments under the loan agreement are as follows:

Official Pillowtex, LLC

Notes to Unaudited Financial Statements

For the year ending September 30,
2008	$14,625,000
2009	12,875,000
2010	12,750,000
2011	5,873,651
Total	$46,123,651

The Company has a $40,000,000 interest rate protection agreement, as required by the loan agreement described above, to manage its exposure to the variability of cash flows related to the interest rate changes on borrowing costs. The protection agreement amortizes over the life of the contract (remaining notional balance of $30,749,101 on September 30, 2007 and $34,666,667 on December 31, 2006). The Company pays the bank a quarterly fixed rate of 4.795% and receives a quarterly variable rate payment based on the LIBOR rate. The Company does not require collateral for its interest rate protection agreement. The agreement is designated as a cash flow hedge. Hedging effectiveness is assessed periodically. The effective portion of the periodic gains and losses of the contract is deferred in other comprehensive income (loss). The protection agreement had a value of $(95,096) at September 30, 2007, and $181,394 at December 31, 2006 which is included in other assets.

Management has applied hedge accounting under SFAS 133 “Accounting for Derivative Instruments and Hedging Transactions” to this instrument. On a quarterly basis, the value of the derivative is adjusted to reflect its fair current value.

The carrying amount of the Company’s notes payable and interest rate protection agreement approximated their fair values at September 30, 2007 and December 31, 2006. The fair values were estimated based on current interest rates or market values of similar agreements.

On October 3, 0027, the entire balance of the note was repaid with the proceeds received from the sale discussed in note 10. At this date, the interest rate protection agreement was also terminated.

Official Pillowtex, LLC

Notes to Unaudited Financial Statements

5.	Members’ Capital
Members of the Company have contributed to the capital of the Company commensurate with their respective equity interest. Members are entitled to vote upon all matters which require the vote of members and have a voting interest as defined in the Agreement. The members are restricted, except as specifically set forth in the Agreement, to certain transactions that would affect the capital of the Company.

Pursuant to the Agreement, each member’s liability is limited to those liabilities attributable to such member’s gross negligence, fraudulent conduct, willful misconduct, bad faith, or to a continuing material breach of the Agreement. In addition, members are not liable for the debts, obligations, or liabilities of the other members.

6.	Comprehensive income
Comprehensive income totaled $12,772,408 and $9,383,038, and consists of net income of $13,048,898 and $9,179,408, and the change in fair value of the interest rate swap of $276,490 and $203,630, for the nine months ended September 30, 2007 and 2006, respectively, as discussed in note 4.

7.	Commitments
The Company enters into licensing contracts with customers to design, manufacture, promote, sell, and distribute licensed products. The duration of the contracts is generally between three and four years.

8.	Contingencies
The Company has ongoing litigation, which has arisen in the normal course of business. Management believes this litigation will not have a material adverse effect on the results of operations, cash flows, or financial condition of the Company.

Certain license agreements give the licensee the option to purchase the rights in the relevant trademark for a specific time period and a right of refusal with respect to a proposed sale of the trademark.

9.	Geographic Segments
Certain of the Company’s license agreements cover multiple countries, including Canada, however the licensees do not report royalties by country. Therefore, the Company is not able to report revenue by geographic region. At the time of acquisition (see note 10), the Company did not allocate the value of the trademark to territories outside of the United States (“US”) and therefore the full $85,000,000 was allocated to the US trademark. The ongoing registration of the trademark in territories outside of the US is not material and therefore, long lived assets are not reported by geographical region.

Official Pillowtex, LLC

Notes to Unaudited Financial Statements

10.	Subsequent Event
On October 3, 2007 (the “Closing Date”), Iconix Brand Group, Inc., a Delaware corporation (“Iconix”), completed its acquisition of all of the issued and outstanding limited liability company interests (the “Company Interests”) of the Company from the owners of such Company Interests pursuant to a purchase and sale agreement (the “Purchase Agreement”) dated September 6, 2007 by and among Iconix, the Company and the Company’s members.